Walmart Q4 FY26 Financial presentation

First quarter The Company’s first quarter fiscal 2027 guidance is based on the following Q1 FY26 figures: Net sales: $164.0 billion, operating income: $7.1 billion, and adjusted EPS1: $0.61. Consolidated metric Q1 FY27 Net sales (cc) Increase 3.5% to 4.5% Operating income (cc) Increase 4.0% to 6.0% Adjusted EPS $0.63 to $0.65 Fiscal year 2027 The Company’s fiscal year guidance is based on the following FY26 figures: Net sales: $706.4 billion, adjusted operating income2: $31.0 billion, and adjusted EPS2: $2.64. Consolidated metric FY27 Net sales (cc) Increase 3.5% to 4.5% Adj. operating income (cc) Increase 6.0% to 8.0% Interest, net Increase approximately $200M to $300M Effective tax rate Approximately 23.5% to 24.5% Adjusted EPS $2.75 to $2.85 Capital expenditures Approximately 3.5% of net sales 1 For relevant non-GAAP reconciliations, see Q1 FY26 earnings release furnished on Form 8-K on May 15, 2025. 2See additional information at the end of this presentation regarding non-GAAP financial measures. cc = constant currency Guidance 2 The following forward-looking statements reflect the Company’s expectations as of February 19, 2026, and are subject to substantial uncertainty. The Company’s results may be materially affected by many factors, such as fluctuations in foreign currency exchange rates, changes in global economic and geopolitical conditions, tariff and trade policies, customer demand and spending, inflation, interest rates, world events, and the various other factors detailed in this presentation. Additionally, guidance is provided on a non-GAAP basis as the Company cannot predict certain elements that are included in reported GAAP results, such as the changes in fair value of the Company’s equity and other investments. Growth rates reflect an adjusted basis for prior year results.

Fresh

Total revenues

Total revenues (cc)[1] $189.3 billion, up +4.9%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.



$180.6
$165.6
$177.4
$179.5
$190.7
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+4.1%	+2.5%	+4.8%	+5.8%	+5.6%
Y/Y Change (cc)[1]	+5.3%	+4.0%	+5.6%	+6.0%	+4.9%

- Total revenues grew 5.6% to $190.7 billion, up 4.9% (cc)[1] excluding a $1.3 billion impact from currency fluctuations
- Net sales grew 4.9% (cc)[1] with strength across all segments
- Global eCommerce net sales grew 24%; representing 23% of total net sales
- Membership & other income growth of 1.1%, reflecting:
  - Global membership fee revenue growth of 15.1%
  - Partially offset by decrease in other income due to lapping proceeds of an insurance recovery in the prior year

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

3

BRIANNA
Maker

Gross profit rate

Gross profit rate +13 bps to 24.0%


24.5%
24.2%
24.2%
23.9%
24.0%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26
Y/Y Change
+53 bps
+12 bps
+4 bps
+2 bps
+13 bps

- Led by improvements in Walmart U.S.
- Continued benefits from strong inventory management in the U.S. and improved business mix; partially offset by merchandise category mix
- International reflects timing of Flipkart's Big Billion Days ("BBD") event and business mix, partially offset by pressure from format mix changes.
- Inventory grew $2.4 billion or 4.3%; up 2.6% (cc)[1], roughly half the rate of full year sales growth (cc)

[1] Inventory grew 4.3% on a reported basis and grew 2.6% in constant currency, excluding a ~$0.9 billion foreign currency impact.

4

Operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales[1], -19 bps to 20.3%

Operating expenses as a percentage of net sales


20.4%
20.8%
21.2%
21.4%
20.3%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+46 bps	+6 bps	+64 bps	+28 bps	(13) bps

Adjusted operating expenses as a percentage of net sales[1]


20.5%
20.8%
21.0%
21.1%
20.3%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+52 bps	+22 bps	+35 bps	(4) bps	(19) bps

- Operating expenses on a reported basis leveraged 13 bps, primarily due to Walmart International, reflecting ongoing format mix changes and lapping prior year investments in strategic priorities
- Adjusted[1] operating expenses leveraged 19 bps driven by leverage within Walmart International noted above and excluding a prior year settlement for an opioid derivative lawsuit

[1]See additional information at the end of this presentation regarding non-GAAP financial measures.

5

Operating income

Adjusted operating income (cc)[1] of $8.6 billion, up +10.5%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Operating income



$7.9
$7.1
$7.3
$6.7
$8.7
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+8.3%	+4.3%	(8.2%)	(0.2%)	+10.8%
Y/Y Change (cc)[1]	+10.8%	+6.8%	(7.0%)	(1.0%)	+9.1%

Adjusted operating income (cc)[1]



$7.9
$7.3
$8.0
$7.2
$8.6
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change (cc)[1]	+9.4%	+3.0%	+0.4%	+8.0%	+10.5%

- Reported operating income increased +10.8% relative to +5.6% net sales growth
- Adjusted operating income (cc)[1] up +10.5% relative to +4.9% growth in net sales (cc)[1]
- Reflected strong sales growth, higher gross margins, and membership fee revenue; benefited from expense leverage and improved economics in eCommerce
- Q4 FY26 net income margin decreased by ~70 bps and adjusted EBITDA margin[1] increased ~40 bps

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

6

1 See additional information at the end of this presentation regarding non-GAAP financial measures. Adjusted EPS1 of $0.74, up 12.1% EPS PY $0.60 $0.60 $0.67 $0.58 $0.66 Y/Y Change +10.0% +1.7% +1.5% +6.9% +12.1% • Adjusted EPS1 of $0.74; an increase of 12.1% • Adjusted EPS excludes the effects, net of tax, of a net loss of $0.21 on equity and other investments Y/Y Change (4.4%) (11.1%) +57.1% +35.1% (18.5%) EPS $0.66 $0.61 $0.68 $0.62 $0.74 Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Q4 FY26 $0.65 $0.56 $0.88 $0.77 $0.53 Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Q4 FY26 7 Adjusted EPS1

PY $15.1 $(0.4) $5.9 $6.2 $12.7 Y/Y Change (16.3%) NM +18.7% +41.8% +17.9% • Operating cash flow increased $5.1 billion primarily due to cash provided by operating income, lower cash tax payments, and timing of certain payments • Free cash flow1 increased $2.3 billion due to higher operating cash flow, partially offset by an increase of $2.9 billion in capital expenditures to support our omnichannel growth strategy 1 See additional information at the end of this presentation regarding non-GAAP financial measures. NM = not meaningful PY $35.7 $4.2 $16.4 $22.9 $36.4 Y/Y Change +2.0% +27.3% +12.2% +19.8% +14.1% Operating cash flow Free cash flow1 Cash flow $12.7 $0.4 $6.9 $8.8 $14.9 Q4 FY25 YTD Q1 FY26 YTD Q2 FY26 YTD Q3 FY26 YTD Q4 FY26 YTD $36.4 $5.4 $18.4 $27.5 $41.6 Q4 FY25 YTD Q1 FY26 YTD Q2 FY26 YTD Q3 FY26 YTD Q4 FY26 YTD Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding. 8

Dividends and share repurchases Amounts in billions, except as noted. Dollar amounts may not recalculate due to rounding. • Share repurchases1 during the quarter totaled $1.1 billion representing 9.7 million shares, at an average price of $111.36 per share • Board approved new $30 billion share buyback authorization1 Returns to shareholders $3.1 $6.4 $3.5 $2.7 $3.0 Returns to shareholders $1.7 $1.9 $1.9 $1.9 $1.9 $1.4 $4.6 $1.6 $0.8 $1.1 Dividends Share repurchases Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Q4 FY26 9 1 All fiscal 2026 repurchases were made under the November 2022 repurchase authorization. In February 2026, the Company announced a new $30 billion repurchase authorization, which replaced the remaining capacity under the prior authorization.

Returns

Return on assets (ROA)


7.9%
7.5%
8.3%
8.4%
8.2%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+130 bps	(40) bps	+190 bps	+60 bps	+30 bps

Return on investment (ROI)[1]


15.5%
15.3%
15.1%
14.8%
15.1%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	+50 bps	+30 bps	~0 bps	(30) bps	(40) bps

- ROI[1] at 15.1%
- ROI declined 40 bps primarily driven by ~35 bps impact from discrete items[3] during the year, including 25 bps from a non-cash share-based compensation charge at PhonePe
- Stability in ROI reflects improved operating income despite higher claims expense during the year and an increase in average invested capital due to higher purchases of property & equipment

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.
[2] For the trailing twelve months ended January 31, 2026.
[3] Represents items which were adjusted from operating income in the current and prior years.

10

Walmart U.S. revenues

Net sales $129.2 billion, +4.6%; eCommerce +27%

Walmart U.S. comp sales[1]



4.6%
4.5%
4.6%
4.5%
4.6%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
eCommerce Contribution	+290 bps	+350 bps	+420 bps	+440 bps	+520 bps

- Broad-based growth across merchandise categories as well as share gains across income tiers led by upper-income households
- Comp sales +4.6% reflects increased customer transactions and unit volumes
    - Transactions ex fuel: +2.6%
    - Average ticket ex fuel: +2.0%
- Total like-for-like inflation +1.1% (-20 bps vs Q3)
- eCommerce sales mix of 23% (record high); includes ~50% growth in store-fulfilled delivery; and 41% growth in Walmart Connect
- Marketplace sales up ~20%; seller utilization of Walmart Fulfillment Services of 52% (record high)
- Providing faster delivery speeds on broader assortment with 8.6 billion items same/next day in FY26; expedited deliveries (under 3 hours) represented ~35% of store-fulfilled orders
- Membership & other income decreased 11.2% due to lapping last year's insurance recovery; Walmart+ fee revenue increased double-digits



Pets

[1] Comp sales for the 13-week period ended January 30, 2026 compared to the 13-week period ended January 31, 2025, and excludes fuel.

11

Gross profit $34.8 billion, +5.3%
Gross profit rate 26.9%, +17 bps

- Increase reflects continued benefits from strong inventory management
- Improved business mix primarily from growth of digital advertising
- Partially offset by category mix as grocery and health & wellness sales outgrew gen merch

Operating expenses $28.5 billion, +4.5%
Operating expense rate 22.1%, -2 bps

- Leveraged expenses primarily due to increased labor productivity
- Partially offset by increased depreciation and claims expense

Operating income $7.0 billion, +6.6%
Operating income rate 5.4%, +10 bps

- Reflects higher gross margin, expense leverage, increased Walmart+ membership fee revenue, and improved eCommerce economics

Inventory +2.9%

- Continued strong inventory management, while also maintaining healthy in-stock levels

Walmart U.S.

During Q4, opened 4 new Supercenters and 1 new Neighborhood Market

Store Remodels: ~125 in Q4

In FY26, opened 12 new stores and completed ~675 store remodels

Offering store-fulfilled fast delivery to 95% of U.S. households in less than 3 hours

Supply chain transformation continues:
- ~50% eCommerce fulfillment center volume automated
- ~60% of stores receiving some level of automated freight
- 23 of 42 regional distribution centers in various stages of automation retrofit

12

Walmart U.S.

Merchandise category performance details

Category	Comp	Comments
Grocery	+ mid single-digit	• Sales strength led by pantry and fresh food; reflects strong growth in unit volumes and share gains as customers value low prices and delivery convenience • eCommerce sales grew double-digits • Like-for-like grocery inflation +0.6%; ~70 bps lower than Q3 due primarily to deflation in eggs/dairy • Consumables growth led by personal care and pet products
Health & Wellness	+ high single-digit	• Strong growth in pharmacy script counts and share gains; higher mix of branded drugs • Reflects ~200 bps negative impact from Maximum Fair Pricing implemented January 1
General Merchandise	+ low single-digit	• Sales strength in fashion and hardlines, led by auto care • Gained share as customers respond to broad and elevated assortment; added ~100 new brands (Fender, Kenmore, Weber, Stanley) in FY26; private brand sales mix increased >40 bps • Like-for-like inflation +3.2%; ~150 bps higher than Q3 • eCommerce grew double-digits; Marketplace categories including fashion, cook & dine, and home decor up >40%


$9

13

Walmart International revenues

Net sales (cc)[1] $34.6 billion, +7.5%

Amounts in billions, except as noted. Dollar changes may not recalculate due to rounding.

Walmart International net sales



$32.2
$29.8
$31.2
$33.5
$35.9
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Y/Y Change	(0.7%)	(0.3%)	+5.5%	+10.8%	+11.5%
Net Sales (cc)[1,2]	$32.2	$32.1	$32.7	$33.7	$34.6
Y/Y Change (cc)[1]	+5.7%	+7.8%	+10.5%	+11.4%	+7.5%

- Sales growth (cc)[1] led by China, Walmex, and Flipkart, with strong performance across all categories
- Timing of Flipkart's Big Billion Days[3] ("BBD") negatively affected growth in Q4; with a corresponding benefit to Q3
- eCommerce sales grew 17%, led by store-fulfilled pickup & delivery
- Growth across Q4 festive events
- Membership fee revenue increased 31%, driving Membership and other income growth of 16%
- Currency rate fluctuations positively affected sales by $1.3 billion

[1] See additional information at the end of this presentation regarding non-GAAP financial measures.

[2] For Q4 FY25, net sales constant currency reflects reported results for comparison to current quarter growth in constant currency.

[3] Flipkart's Big Billion Days event reflected nine days in Q3 and two days in Q4 in FY26 compared to five days in Q3 and six days in Q4 in FY25.

14

• Operating income growth across markets • Benefited by lower losses in eCommerce and business mix changes • Leverage driven by ongoing format mix changes and disciplined cost controls • Partially benefited by lapping last year’s investments in strategic priorities • Increase benefited by timing shift of BBD2 and business mix changes • Partially offset by format mix changes Opened 128 new stores during Q4 eCommerce comprising 28% of net sales, up ~230 bps Delivered ~40% of eCommerce units same day, 70% of which delivered in under 1 hour Operating expenses $6.3 billion, +6.9% Operating expense rate 17.6%, -76 bps Operating income $1.9 billion, +36.0%; $1.8 billion (cc)1, +26.5% (cc)1 Operating income rate 5.3%, +96 bps; 5.1% (cc)1, +77 bps (cc)1 1 See additional information at the end of this presentation regarding non-GAAP financial measures. 2 Flipkart’s Big Billion Days event reflected nine days in Q3 and two days in Q4 in FY26 compared to five days in Q3 and six days in Q4 in FY25. 3 eCommerce net sales represents 27% of net sales on a reported basis and 28% (cc), including a ~$0.1 billion foreign currency impact. 4 Inventory grew 10.2% on a reported basis and grew 2.1% (cc), excluding a ~$0.9 billion foreign currency impact. Walmart International 15 Gross profit $7.8 billion, +12.3% Gross profit rate 21.8%, +14 bps • Sales growing faster than inventory Inventory +10.2%; +2.1% (cc)4 Open d 128 new st r uring Q4 eCommerce3 comprising 28% of net sales cc1, up ~260 bps Delivered over 37% of total eCommerce units in less than 3-hours

Walmart.com.mx
lo valen todo
a precios bajos
todos los días.
En tienda y en línea.
Walmart
Bebé

Walmex[1,2]

Net sales (cc): $14.2 billion, +4.5%



Comparable sales growth
4.1%
1.5%
4.4%
3.3%
2.8%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Net sales growth	+5.6%	+3.0%	+6.1%	+5.1%	+4.5%
eCommerce net sales growth	+20%	+19%	+21%	+21%	+14%

Sales

- In Mexico, comp sales grew 3.3%, led by Bodega and Sam's Club
- eCommerce growth of 14%, driven by store-fulfilled pickup & delivery
- Same-store sales growing faster than ANTAD for the 11th consecutive quarter
- Opened 186 new stores in the past 12 months, including 115 in the quarter

Gross profit rate Increase

- Driven by improved margin and business mix changes

Operating expense rate Increase

- Investments in growth priorities, including wages and new stores

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.
[2] Walmex includes the consolidated results of Mexico and Central America

16

H37

Canada[1]

Net sales (cc): $6.3 billion, +5.0%

Comparable sales growth


5.8%
0.9%
4.0%
5.0%
4.4%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Net sales growth	+5.5%	+1.1%	+4.1%	+5.1%	+5.0%
eCommerce net sales growth	+30%	+23%	+24%	+28%	+31%

Sales

- Strong eCommerce sales growth of 31%, led by store-fulfilled pickup & delivery
- Growth across festive events
- Continued strength in food & consumables, with growth in general merchandise

Gross profit rate Decrease

- Negatively impacted by category mix and other discrete items

Operating expense rate Decrease

- Leveraging increased sales volume and cost efficiencies

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

17

China[1]

Net sales (cc): $6.1 billion, +19.3%


2601
Sam's
CLUB
极速达

Comparable sales growth


23.1%
16.8%
21.5%
13.8%
10.7%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26

	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Net sales growth	+27.7%	+22.5%	+30.1%	+21.8%	+19.3%
eCommerce net sales growth	+34%	+34%	+39%	+32%	+28%

Sales

- Strong eCommerce growth of 28%, with digital mix more than 50% of total sales, up 360 bps vs LY
- Continued strength in Sam's Club, with double-digit growth in transactions
- Opened 10 new clubs in the past 12 months, including 6 in the quarter

Gross profit rate Decrease

- Driven by higher eComm penetration and ongoing format mix changes

Operating expense rate Decrease

- Strong sales growth, format mix changes, and operational efficiencies

Operating income $ Increase

[1] Results are presented on a constant currency basis. Net sales and comparable sales are presented on a nominal, calendar basis and include eCommerce results. Change is calculated as the change versus the prior year comparable period.

18

Sam's Club U.S. revenues

Net sales $23.8 billion, +2.9%, Net sales without fuel +4.0%, eCommerce +23%

Sam's Club U.S. comp sales[1]



6.8%
6.7%
5.9%
5.3%
4.0%
3.8%
4.0%
3.3%
2.6%
2.8%
Q4 FY25
Q1 FY26
Q2 FY26
Q3 FY26
Q4 FY26
With fuel
Without fuel

eComm Cont. without fuel	+280 bps	+350 bps	+350 bps	+330 bps	+380 bps

- Sales growth and share gains led by grocery and general merchandise
- Comp sales driven by increased transactions and unit volumes
  - Transactions ex fuel: +5.3%
  - Average ticket ex fuel: -1.3%
- eCommerce sales growth +23%, now comprising 19% of net sales, ex fuel, up ~300 bps
- Club-fulfilled delivery ~40% of eCommerce sales growth
- Member's Mark grew high single-digits
- Scan & Go™ app adoption up ~450 bps



sam's club

[1] Comp sales for the 13-week period ended January 30, 2026 compared to the 13-week period ended January 31, 2025.

19

Membership and other income +6.9%

- Membership fee revenue +6.1% driven by increased counts, renewal rates, and Plus members
- Growth in member counts reflects strength among Gen Z and Millennials

Gross profit $2.7 billion, +1.4%

Gross profit rate 11.2%, -16 bps; without fuel -37 bps

- Rate negatively affected by channel mix, partially offset by continued benefits from operational efficiencies

Operating expenses $2.7 billion, +2.1%

Operating expense rate 11.3%, -8 bps; without fuel -25 bps

- Leverage due to lapping higher associate incentives and wage investments in the prior year

Operating income $596M, +3.8%; without fuel $447M, +1.1%

Operating income rate 2.5%, +3 bps; without fuel 2.1%, -6 bps

- Operating income reflects improved leverage and continued strong membership growth

Inventory +1.6%

- Inventory days on hand and inventory turns remained healthy with strong seasonal sell through

Sam's Club U.S.

In FY26, opened 1 new club and completed 14 club remodels

Club-fulfilled express delivery sales +80% during Q4

Offering club-fulfilled express delivery to 60% of U.S. households in less than 3 hours

20

Category comparable sales Sam’s Club U.S. Category Comp Comments Grocery Fresh / Freezer / Cooler + mid single-digit • Driven by fresh meat, produce & floral, and deli, partially offset by cooler Grocery and Beverage + mid single-digit • Led by dry grocery, drinks and snacks Consumables + mid single-digit • Strength in paper goods and pet supplies Health and Wellness + low single-digit • Driven by pharmacy and optical General Merchandise Home and Apparel + mid single-digit • Strength in seasonal, apparel and jewelry Technology, Office and Entertainment + high single-digit • Led by consumer electronics and gift cards 21

Supplemental information: New allocation methodology for corporate overhead allocations beginning in Fiscal 2027

In February 2026, the Company updated its allocation methodology for certain corporate overhead cost allocations (within operating, selling, general and administrative expenses) across its operating segments. Beginning in the first quarter of Fiscal 2027, the Company's segment reporting disclosures will be updated to the new methodology with prior period amounts updated for comparability.

The following tables reflect the expected changes in segment adjusted operating income for each quarter in Fiscal 2026 under the revised segment allocation methodology.

	Adjusted Operating Income[1] As Disclosed					**Adjusted Operating Income New Methodology**					**Change**				
(Dollars in millions)	Q1 FY26	Q2 FY26[1]	Q3 FY26[1]	Q4 FY26	FY26	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26	FY26	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26	FY26
Walmart U.S.	$ 5,705	$ 6,720	$ 5,780	$ 6,953	$ 25,158	$ 5,696	$ 6,732	$ 5,803	$ 7,012	$ 25,243	$ (9)	$ 12	$ 23	$ 59	$ 85
Walmart International	1,264	1,227	1,424	1,910	5,825	1,293	1,234	1,422	1,886	5,835	29	7	(2)	(24)	10
Sam's Club U.S.	686	569	671	596	2,522	666	550	650	561	2,427	(20)	(19)	(21)	(35)	(95)
Consolidated[2]	$ 7,135	$ 7,876	$ 7,263	$ 8,708	$ 30,982	$ 7,135	$ 7,876	$ 7,263	$ 8,708	$ 30,982	—	—	—	—	—

[1] For relevant non-GAAP financial reconciliations, see Q2 and Q3 FY26 earnings presentations furnished on Form 8-K on August 21, 2025 and November 20, 2025, respectively.

[2] Corporate and support not presented as there is no net impact under the new methodology, as such the table above does not sum. Total adjusted operating income excludes certain legal matters that occurred within Q2 and Q3 FY26, and incremental business reorganization expenses recorded in Q2 FY26, all recorded within Corporate and support. See additional information at the end of this presentation regarding non-GAAP reconciliations.

22

Safe harbor and non-GAAP measures This presentation and related management commentary contains statements that may be "forward-looking statements" as defined in, and are intended to enjoy the protection of the safe harbor for forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Assumptions on which such forward-looking statements are based are also forward-looking statements. Statements of our guidance, projections, estimates, expectations, plans, and objectives for fiscal 2027 in this presentation and related management commentary are forward-looking statements. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward- looking statements can be identified by their use of words or phrases such as “anticipate,” “could,” “could be,” “believe,” “expect,” “forecast,” “plan,” “projected,” “will be” “will improve,” variations of such words or phrases or similar words and phrases denoting anticipated or expected occurrences or results. The forward-looking statements that we make are based on our knowledge of our business and our operating environment and assumptions that we believe to be or will believe to be reasonable when such forward-looking statements were or are made. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: economic, capital markets and business conditions; trends and events around the world and in the markets in which we operate; currency exchange rate fluctuations, changes in market interest rates and market levels of wages; changes in the size of various markets, including eCommerce markets; unemployment levels; inflation or deflation, generally and in particular product categories; consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels and demand for certain merchandise; the effectiveness of the implementation and operation of our strategies, plans, programs and initiatives; unexpected changes in our objectives and plans; the impact of acquisitions, investments, divestitures, store or club closures, and other strategic decisions; our ability to successfully integrate acquired businesses, including within the eCommerce space; changes in the trading prices of certain equity investments we hold; initiatives of competitors, competitors' entry into and expansion in our markets, and competitive pressures (including pressures arising from the development and deployment of artificial intelligence technologies); customer traffic and average ticket in our stores and clubs and on our eCommerce websites; the mix of merchandise we sell, the cost of goods we sell and the shrinkage we experience; trends in consumer shopping habits around the world and in the markets in which we operate; our gross profit margins; the financial performance of Walmart and each of its segments, including the amounts of our cash flow during various periods; transportation, energy and utility costs; commodity prices and the price of gasoline and diesel fuel; supply chain disruptions and disruptions in seasonal buying patterns; the availability of goods from suppliers and the cost of goods acquired from suppliers; consumer acceptance of and response to our stores, clubs, eCommerce, digital, and agentic platforms, programs, merchandise offerings and delivery methods; cyber security events affecting us and related costs and impact to the business; developments in, outcomes of, and costs incurred in legal or regulatory proceedings to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith; expenses pertaining to general liability claims, for which we self-insure, and insurance costs; consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; our effective tax rate and the factors affecting our effective tax rate, including assessments of certain tax contingencies, valuation allowances, changes in law, administrative audit outcomes, impact of discrete items and the mix of earnings between the U.S. and Walmart's international operations; changes in existing tax, labor and other laws and regulations and changes in tax rates including the enactment of laws and the adoption and interpretation of administrative rules and regulations; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; adoption or creation of new, and modification of existing, governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere and actions with respect to such policies, programs and initiatives; changes in accounting estimates or judgments; the level of public assistance payments; natural disasters, changes in climate, pandemics or other crises, geopolitical events and catastrophic events; and changes in generally accepted accounting principles in the United States. Our most recent annual report on Form 10-K and subsequent quarterly reports filed with the SEC discusses other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the presentation and related management commentary. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Walmart cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made in the presentation are as of the date of this presentation. Walmart undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. This presentation and related management commentary references certain non-GAAP measures as defined under SEC rules, including net sales and operating income on a constant currency basis, adjusted operating income, free cash flow, and return on investment. Information about the non-GAAP measures as required by Regulation G and Item 10(e) of Regulation S-K regarding non-GAAP measures for the applicable periods can be found in our previously filed reports on Form 10-K and earnings presentations furnished via Form 8-K with the SEC, which are available at stock.walmart.com. 23

Non-GAAP measures – ROI We include return on assets ("ROA") and return on investment (“ROI”) as metrics to assess our return on capital. ROA is the most directly comparable measure based on our financial statements presented in accordance with GAAP, while ROI is considered a non-GAAP financial measure. Management believes ROI is a meaningful metric to share with investors because it helps investors assess how effectively Walmart is deploying its assets. Trends in ROI can fluctuate over time as management balances long-term strategic initiatives with possible short-term impacts. Our calculation of ROI is considered a non-GAAP financial measure because it uses financial measures that differ from those used in ROA, the most directly comparable GAAP financial measure. ROA is consolidated net income for the period divided by average total assets for the period. We define ROI as operating income plus interest income, depreciation and amortization, and rent expense for the trailing 12 months divided by average invested capital during that period. We consider average invested capital to be the average of our beginning and ending total assets, plus average accumulated depreciation and amortization, less average accounts payable and average accrued liabilities for that period. Although ROI is a standard financial measure, numerous methods exist for calculating a company's ROI. As a result, the method used by management to calculate our ROI may differ from the methods used by other companies to calculate their ROI. ROA was 8.2 percent and 7.9 percent for the trailing 12 months ended January 31, 2026 and 2025, respectively. The increase in ROA was primarily due to an increase in net income as a result of net increases in the fair value of our equity and other investments combined with higher operating income, offset by an increase in average total assets due to higher purchases of property and equipment. ROI was 15.1 percent and 15.5 percent for the trailing 12 months ended January 31, 2026 and 2025, respectively. The decrease in ROI was primarily due to an increase in average invested capital due to higher purchases of property and equipment. ROI benefited from increased operating income due to improved business performance, which was partially offset by the incremental non-cash share-based compensation charge at PhonePe as well as certain legal matters and other business restructuring charges. 24

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) Trailing Twelve Months Ended Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, (Dollars in millions) 2025 2025 2025 2025 2026 Numerator Consolidated net income $ 20,157 $ 19,489 $ 21,929 $ 23,303 $ 22,270 Denominator Average total assets1 $ 256,611 $ 258,213 $ 262,639 $ 276,027 $ 272,746 Return on assets (ROA) 7.9% 7.5% 8.3% 8.4% 8.2% 1 The average is calculated using the account balance at the end of the current and prior comparative periods. 25 Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, Certain Balance Sheet Data 2024 2024 2024 2024 2025 2025 2025 2025 2026 Total assets $ 252,399 $ 254,054 $ 254,440 $ 263,399 $ 260,823 $ 262,372 $ 270,837 $ 288,655 $ 284,668 Accumulated depreciation and amortization 119,602 118,518 120,275 122,806 123,646 125,169 128,234 131,099 134,587 Accounts payable 56,812 56,071 56,716 62,863 58,666 57,700 60,086 67,156 63,061 Accrued liabilities 28,759 24,092 27,656 28,117 29,345 26,085 28,821 31,521 31,187 CALCULATION OF RETURN ON ASSETS

The calculation of ROA and ROI, along with a reconciliation of ROI to the calculation of ROA, is as follows: Non-GAAP measures – ROI (cont.) CALCULATION OF RETURN ON INVESTMENT   Trailing Twelve Months Ended Jan 31, Apr 30, Jul 31, Oct 31, Jan 31, (Dollars in millions) 2025 2025 2025 2025 2026 Numerator Operating income $ 29,348 $ 29,642 $ 28,988 $ 28,976 $ 29,825 + Interest income 483 464 442 393 368 + Depreciation and amortization 12,973 13,214 13,491 13,837 14,203 + Rent 2,347 2,358 2,374 2,402 2,434 ROI operating income $ 45,151 $ 45,678 $ 45,295 $ 45,608 $ 46,830 Denominator Average total assets1 $ 256,611 $ 258,213 $ 262,639 $ 276,027 $ 272,746 '+ Average accumulated depreciation and amortization1 121,624 121,844 124,255 126,953 129,117 '- Average accounts payable1 57,739 56,886 58,401 65,010 60,864 '- Average accrued liabilities1 29,052 25,089 28,239 29,819 30,266 Average invested capital $ 291,444 $ 298,082 $ 300,254 $ 308,151 $ 310,733 Return on investment (ROI) 15.5% 15.3% 15.1% 14.8% 15.1% 1 The average is calculated using the account balance at the end of the current and prior comparative periods. 26

Non-GAAP measures – free cash flow We define free cash flow as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Net cash provided by operating activities was $41.6 billion for the fiscal year ended January 31, 2026, which represents an increase of $5.1 billion when compared to the same period in the prior year. The increase was primarily due to an increase in cash provided by operating income, lower cash tax payments and timing of certain payments. Free cash flow for the fiscal year ended January 31, 2026 was $14.9 billion, which represents an increase of $2.3 billion when compared to the same period in the prior year. The increase in free cash flow was due to the increase in net cash provided by operating activities described above, partially offset by an increase of $2.9 billion in capital expenditures to support our omnichannel growth strategy. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Walmart’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by Walmart’s management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow. 27

Non-GAAP measures – free cash flow (cont.)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Year to Date Period Ended				
(Dollars in millions)	Q4 FY25	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26
Net cash provided by operating activities	$ 36,443	$ 5,411	$ 18,352	$ 27,452	$ 41,565
Payments for property and equipment (capital expenditures)	(23,783)	(4,986)	(11,409)	(18,627)	(26,642)
Free cash flow	$ 12,660	$ 425	$ 6,943	$ 8,825	$ 14,923
Net cash used in investing activities[1]	$ (21,379)	$ (5,093)	$ (11,199)	$(19,030)	$(26,350)
Net cash provided by (used in) financing activities	$ (14,822)	$ 8	$ (6,993)	$ (7,012)	$ (13,553)

	Year to Date Period Ended				
(Dollars in millions)	Q4 FY24	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25
Net cash provided by operating activities	$ 35,726	$ 4,249	$ 16,357	$ 22,918	$ 36,443
Payments for property and equipment (capital expenditures)	(20,606)	(4,676)	(10,507)	(16,696)	(23,783)
Free cash flow	$ 15,120	$ (427)	$ 5,850	$ 6,222	$ 12,660
Net cash used in investing activities[1]	$ (21,287)	$ (4,409)	$ (10,128)	$ (12,661)	$ (21,379)
Net cash used in financing activities	(13,414)	(321)	(6,945)	(9,673)	(14,822)
Y/Y change in free cash flow	(16.3%)	NM	+18.7%	+41.8%	+17.9%

[1] "Net cash used in investing activities" includes payments for property and equipment, which is also included in our computation of free cash flow.

NM = not meaningful

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Non-GAAP measures – constant currency In discussing our operating results, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars. We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period's currency exchange rates and the comparable prior year period's currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-USD acquisitions until owned for 12 months. Throughout our discussion, we refer to the results of this calculation as the impact of currency exchange rate fluctuations. When we refer to constant currency operating results, this means operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart’s underlying performance without the effects of currency exchange rate fluctuations. The table below reflects the calculation of constant currency for net sales for the Walmart International segment for the trailing five quarters and operating income for the current quarter. Three Months Ended Walmart International (Dollars in millions) Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Q4 FY26 Net sales: As reported $ 32,208 $ 29,754 $ 31,201 $ 33,541 $ 35,927 Currency exchange rate fluctuations 2,049 2,392 1,466 191 (1,299) Net sales (cc) $ 34,257 $ 32,146 $ 32,667 $ 33,732 $ 34,628 PY reported $ 32,419 $ 29,833 $ 29,567 $ 30,277 $ 32,208 % change (cc) +5.7% +7.8% +10.5% +11.4% +7.5% Operating income: As reported $ 1,910 Currency exchange rate fluctuations (134) Operating income (cc) $ 1,776 PY reported $ 1,404 % change (cc) +26.5% Operating income (cc) as % of net sales (cc) 5.1% PY operating income as % of net sales 4.4% Y/Y change (bps) +70 bps 29 1Q4 FY24 reflects reported results for comparison to current quarter growth in constant currency.

Non-GAAP measures – constant currency (cont.) Three Months Ended Consolidated (Dollars in millions) Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Q4 FY26 Total revenues: As reported $ 180,554 $ 165,609 $ 177,402 $ 179,496 $ 190,656 Currency exchange rate fluctuations 2,065 2,417 1,478 193 (1,311) Total revenues (cc) $ 182,619 $ 168,026 $ 178,880 $ 179,689 $ 189,345 PY reported $ 173,388 $ 161,508 $ 169,335 $ 169,588 $ 180,554 % change (cc) +5.3% +4.0% +5.6% +6.0% +4.9% Net sales: As reported $ 178,830 $ 163,981 $ 175,750 $ 177,769 $ 188,913 Currency exchange rate fluctuations 2,049 2,392 1,466 191 (1,299) Net sales (cc) $ 180,879 $ 166,373 $ 177,216 $ 177,960 $ 187,614 PY reported $ 171,914 $ 159,938 $ 167,767 $ 168,003 $ 178,830 % change (cc) +5.2% +4.0% +5.6% +5.9% +4.9% Operating income: As reported $ 7,859 $ 7,135 $ 7,286 $ 6,696 $ 8,708 Currency exchange rate fluctuations 179 171 95 (56) (134) Operating income (cc) $ 8,038 $ 7,306 $ 7,381 $ 6,640 $ 8,574 PY reported $ 7,254 $ 6,841 $ 7,940 $ 6,708 $ 7,859 % change (cc) +10.8% +6.8% (7.0%) (1.0%) +9.1% The table below reflects the calculation of constant currency for total revenues, net sales and operating income for the trailing five quarters. 30

Non-GAAP measures – adjusted operating expenses as a percentage of net sales

Adjusted operating expenses as a percentage of net sales is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating, selling, general and administrative expenses calculated in accordance with GAAP. Management believes that adjusted operating expenses as a percentage of net sales is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating expenses as a percentage of net sales affords investors a view of what management considers Walmart's core operating expenses and the ability to make a more informed assessment of such core operating expenses as compared with that of the prior year.

The table below reflects the calculation of adjusted operating expenses as a percentage of net sales for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	Q4 FY25	Q4 FY24	Q1 FY26	Q1 FY25	Q2 FY26	Q2 FY25	Q3 FY26	Q3 FY25	Q4 FY26	Q4 FY25
Operating, selling, general and administrative expenses	$ 36,523	$ 34,309	$ 34,171	$ 33,236	$ 37,345	$ 34,585	$ 38,094	$ 35,540	$ 38,333	$ 36,523
Incremental non-cash share-based compensation expense[1]	—	—	—	—	—	—	722	—	—	—
Certain legal matters[2]	—	—	—	—	440	—	(155)	—	—	—
Business reorganization charges[3]	—	—	—	255	70	—	—	—	—	—
Opioid-related legal matters[4]	(99)	—	—	—	—	—	—	—	—	(99)
Adjusted operating expenses	$ 36,622	$ 34,309	$ 34,171	$ 32,981	$ 36,835	$ 34,585	$ 37,527	$ 35,540	$ 38,333	$ 36,622
Net Sales	$ 178,830	$ 171,914	$ 163,981	$ 159,938	$ 175,750	$ 167,767	$ 177,769	$ 168,003	$ 188,913	$ 178,830
Operating, selling, general and administrative expenses as a percentage of net sales	20.4%	20.0%	20.8%	20.8%	21.2%	20.6%	21.4%	21.2%	20.3%	20.4%
Adjusted operating expenses as a percentage of net sales	20.5%	20.0%	20.8%	20.6%	21.0%	20.6%	21.1%	21.2%	20.3%	20.5%
Y/Y change (bps)	+52 bps	NP	+22 bps	NP	+35 bps	NP	-4 bps	NP	-19 bps	NP

[1] The Company's PhonePe subsidiary modified certain share-based payment plans in anticipation of a potential initial public offering which triggered incremental non-cash compensation expense. This charge has no tax benefit.

[2] Certain legal matters are recorded in Corporate and support and reflect: 1) charges which were outside the normal course of our operations in Q2 FY26, and 2) reversal of a previously accrued charge upon settlement of a certain legal matter in Q3 FY26.

[3] Charges in Q2 FY26 primarily relate to incremental business reorganization expenses recorded in Corporate and support. Charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[4] Opioid-related legal matters are recorded in Corporate and support and reflect proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25.

NP = not provided

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Non-GAAP measures – adjusted operating income

Adjusted operating income is considered a non-GAAP financial measure under the SEC's rules because it excludes certain charges included in operating income calculated in accordance with GAAP. Management believes that adjusted operating income is a meaningful measure to share with investors because it best allows comparison of performance with that of the comparable period. In addition, adjusted operating income affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance as compared with that of the prior year.

When we refer to adjusted operating income in constant currency, this means adjusted operating results without the impact of the currency exchange rate fluctuations. The disclosure of constant currency amounts or results permits investors to better understand Walmart's underlying performance without the effects of currency exchange rate fluctuations.

The table below reflects the calculation of adjusted operating income and adjusted operating income in constant currency, when applicable, for the trailing five quarters.

	Three Months Ended									
(Dollars in millions)	**Q4 FY25**	**Q4 FY24**	**Q1 FY26**	**Q1 FY25**	**Q2 FY26**	**Q2 FY25**	**Q3 FY26**	**Q3 FY25**	**Q4 FY26**	**Q4 FY25**
Operating income	$ 7,859	$ 7,254	$ 7,135	$ 6,841	$ 7,286	$ 7,940	$ 6,696	$ 6,708	$ 8,708	$ 7,859
Incremental non-cash share-based compensation expense[1]	—	—	—	—	—	—	722	—	—	—
Certain legal matters[2]	—	—	—	—	440	—	(155)	—	—	—
Business reorganization charges[3]	—	—	—	255	150	—	—	—	—	—
Opioid-related legal matters[4]	(99)	—	—	—	—	—	—	—	—	(99)
Adjusted operating income	$ 7,760	$ 7,254	$ 7,135	$ 7,096	$ 7,876	$ 7,940	$ 7,263	$ 6,708	$ 8,708	$ 7,760
% change[5]	+7.0%	NP	+0.5%	NP	(0.8%)	NP	+8.3%	NP	+12.2%	NP
Currency exchange rate fluctuations	$ 179	$ —	$ 171	$ —	$ 95	$ —	$ (17)	$ —	$ (134)	$ —
Adjusted operating income (cc)	$ 7,939	$ 7,254	$ 7,306	$ 7,096	$ 7,971	$ 7,940	$ 7,246	$ 6,708	$ 8,574	$ 7,760
% change[5]	+9.4%	NP	+3.0%	NP	+0.4%	NP	+8.0%	NP	+10.5%	NP

[1] The Company's PhonePe subsidiary modified certain share-based payment plans in anticipation of a potential initial public offering which triggered incremental non-cash compensation expense. This charge has no tax benefit.

[2] Certain legal matters are recorded in Corporate and support and reflect: 1) charges which were outside the normal course of our operations in Q2 FY26, and 2) reversal of a previously accrued charge upon settlement of a certain legal matter in Q3 FY26.

[3] Business reorganization charges in Q2 FY26 primarily relate to expenses incurred in connection with strategic supply chain decisions made in the Sam's Club U.S. segment, as well as incremental business reorganization charges recorded in Corporate and support. Business reorganization charges in Q1 FY25 primarily relate to expenses incurred in connection with strategic decisions made in the Walmart U.S. segment, as well as incremental business reorganization expenses recorded in Corporate and support.

[4] Opioid-related legal matters are recorded in Corporate and support and reflect proceeds received from settlement of a shareholder derivative lawsuit in Q4 FY25.

[5] Change versus prior year comparable period.

NP = not provided

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Non-GAAP measures – adjusted EPS

Adjusted diluted earnings per share attributable to Walmart (adjusted EPS) is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the diluted earnings per share attributable to Walmart calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP. Management believes that adjusted EPS is a meaningful measure to share with investors because it best allows comparison of the performance with that of the comparable period. In addition, adjusted EPS affords investors a view of what management considers Walmart's core earnings performance and the ability to make a more informed assessment of such core earnings performance with that of the prior year.

We adjust for the unrealized and realized gains and losses on our equity and other investments each quarter because although the investments are strategic decisions for our retail operations, management's measurement of each strategy is primarily focused on the operational results rather than the fair value of such investments. Additionally, management does not forecast changes in the fair value of its equity and other investments. Accordingly, management adjusts EPS each quarter for the unrealized and realized gains and losses related to those investments.

We have calculated adjusted EPS for the trailing five quarters as well as the prior year comparable periods by adjusting EPS for the relevant adjustments for each period presented. Tax impacts are calculated based on the nature of the item, including any realizable deductions, and statutory rates in effect for relevant jurisdictions. NCI impacts are based on the ownership percentages of our noncontrolling interests, where applicable.

	Three Months Ended January 31, 2026[1]				Three Months Ended January 31, 2025[1]				Percent Change
Diluted earnings per share:									
Reported EPS				$0.53				$0.65	(18.5%)
Adjustments:	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	Pre-Tax Impact	Tax Impact[2]	NCI Impact	Net Impact	
Unrealized and realized (gains) and losses on equity and other investments[3]	$0.26	$(0.05)	$—	$0.21	$0.04	$(0.02)	$—	$0.02	
Opioid-related legal matter	—	—	—	—	(0.01)	—	—	(0.01)	
Net adjustments				$0.21				$0.01	
Adjusted EPS				$0.74				$0.66	+12.1%

[1] Individual components in the accompanying tables may include immaterial rounding.

[2] The reported effective tax rate was 26.4% and 22.1% for the three months ended January 31, 2026 and January 31, 2025, respectively. Adjusted for the above items, the effective tax rate was 25.3% and 23.0% for the three months ended January 31, 2026 and January 31, 2025, respectively.

[3] For the three months ended January 31, 2026, net losses were primarily driven by an decrease in the underlying stock price of our investment in Symbotic. For the three months ended January 31, 2025, net losses were primarily driven by decreases in the underlying fair values of certain equity investments in our Walmart U.S. and Walmart International segments.

33

Non-GAAP measures – adjusted EPS (cont.) Three Months Ended July 31, 2025 Three Months Ended July 31, 2024 Percent Change Diluted earnings per share: Reported EPS $0.88 $0.56 +57.1% Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $(0.33) $0.07 $— $(0.26) $0.14 $(0.03) $— $0.11 Certain legal matters 0.06 (0.01) — $0.05 — — — — Business reorganization charges 0.02 (0.01) — 0.01 — — — — Net adjustments $(0.20) $0.11 Adjusted EPS $0.68 $0.67 +1.5% 34 Three Months Ended October 31, 2025 Three Months Ended October 31, 2024 Percent Change Diluted earnings per share: Reported EPS $0.77 $0.57 +35.1% Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $(0.26) $0.06 $— $(0.20) $0.02 $(0.01) $— $0.01 Incremental non-cash share-based compensation expense 0.09 — (0.02) 0.07 — — — — Certain legal matter (0.03) 0.01 — (0.02) — — — — Net adjustments $(0.15) $0.01 Adjusted EPS $0.62 $0.58 +6.9%

Non-GAAP measures – adjusted EPS (cont.) Three Months Ended January 31, 2025 Three Months Ended January 31, 2024 Percent Change Diluted earnings per share: Reported EPS $0.65 $0.68 (4.4%) Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $0.04 $(0.02) $— $0.02 $(0.10) $0.02 $— $(0.08) Opioid-related legal matter (0.01) — — (0.01) — — — — Net adjustments $0.01 $(0.08) Adjusted EPS $0.66 $0.60 +10.0% 35 Three Months Ended April 30, 2025 Three Months Ended April 30, 2024 Percent Change Diluted earnings per share: Reported EPS $0.56 $0.63 (11.1%) Adjustments: Pre-Tax Impact Tax Impact NCI Impact Net Impact Pre-Tax Impact Tax Impact NCI Impact Net Impact Unrealized and realized (gains) and losses on equity and other investments $0.07 $(0.02) $— $0.05 $(0.08) $0.03 $— $(0.05) Business reorganization charges — — — — 0.03 (0.01) — 0.02 Net Adjustments $0.05 $(0.03) Adjusted EPS $0.61 $0.60 +1.7%

Non-GAAP measures – adjusted EBITDA and adjusted EBITDA margin The calculation of net income margin and adjusted EBITDA margin, along with a reconciliation of adjusted EBITDA margin to the calculation of net income margin, is as follows: Three Months Ended Jan 31, Jan 31, (Dollars in millions) 2026 2025 Consolidated net income attributable to Walmart $ 4,237 $ 5,254 Consolidated net income attributable to noncontrolling interest (155) (171) Provision for income taxes 1,578 1,538 Other (gains) and losses 2,117 294 Interest, net 621 602 Operating income $ 8,708 $ 7,859 + Depreciation and amortization 3,741 3,374 - Opioid-related legal matter — (99) Adjusted EBITDA $ 12,449 $ 11,134 Net Sales $ 188,913 $ 178,830 Consolidated net income margin 2.2% 2.9% Adjusted EBITDA margin 6.6% 6.2% We include net income and net income margin, which are calculated in accordance with U.S. generally accepted accounting principles as well as adjusted EBITDA and adjusted EBITDA margin to provide meaningful information about our operational efficiency compared with our competitors by excluding the impact of certain items. We calculate adjusted EBITDA as earnings before interest, taxes, depreciation and amortization. We also exclude other gains and losses, which is primarily comprised of fair value adjustments on our investments which management does not believe are indicative of our core business performance. From time to time, we will also adjust certain items from operating income, which we believe is meaningful because it best allows comparison of the performance with that of the comparable period. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by consolidated net sales. Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures. Management believes, however, that these measures provide meaningful information about our operational efficiency by excluding the impact of differences in tax jurisdictions and structures, debt levels, capital investments and other items which management does not believe are indicative of our core business performance. We consider net income to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA. We consider net income margin to be the financial measure computed in accordance with GAAP that is the most directly comparable financial measure to our calculation of adjusted EBITDA margin. Although adjusted EBITDA and adjusted EBITDA margin are standard financial measures, numerous methods exist for calculating a company’s adjusted EBITDA and adjusted EBITDA margin. As a result, the method used by management to calculate our adjusted EBITDA and adjusted EBITDA margin may differ from the methods used by other companies to calculate similarly titled measures. Net income margin was 2.2% and 2.9% for the three months ended January 31, 2026 and 2025, respectively. The decrease in net income margin was primarily due to the decrease in net income resulting from changes in the fair value of our equity and other investments, partially offset by the increase in operating income. Adjusted EBITDA margin was 6.6% and 6.2% for the three months ended January 31, 2026 and 2025, respectively. The increase in adjusted EBITDA margin was primarily due to adjusted operating income growing faster than net sales. 36